UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2005

Conexant Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24923 (Commission File Number)	25-179943 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code: 949-483-4600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Conexant Systems, Inc. (the Company) and Dwight W. Decker, the Company’s Chairman of the Board and Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the Agreement) effective as of March 10, 2005. The Agreement provides that in lieu of a cash bonus for fiscal year 2005, Dr. Decker will receive a performance share award (the Performance Share Award) pursuant to the Company’s 2001 Performance Share Plan covering 275,000 shares of the Company’s common stock. On May 4, 2005, the Compensation Committee of the Board of Directors (the Compensation Committee) established the criteria for the Performance Share Award that will be used to determine the vesting of the award. The Performance Share Award will vest at the sole discretion of the Compensation Committee based upon its assessment of Mr. Decker’s performance. The Compensation Committee will consider a number of factors in assessing Mr. Decker’s performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, succession planning, leadership and investor relations.

The above description of certain terms and conditions of the Performance Share Award is qualified in its entirety by reference to the full text of the Company’s 2001 Performance Share Plan and Mr. Decker’s Performance Share Award Grant Letter and Terms and Conditions, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1*†	The Company’s 2001 Performance Share Plan
10.2*	Dwight W. Decker Performance Share Award Grant Letter and Terms and Conditions

*	Management contract or compensatory arrangement.

†	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-73858) filed with the Securities and Exchange Commission on November 21, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.
May 9, 2005	By:	/s/ DENNIS E. O'REILLY
		Name:	Dennis E. O'Reilly
		Title:	Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1*†	The Company’s 2001 Performance Share Plan
10.2*	Dwight W. Decker Performance Share Award Grant Letter and Terms and Conditions

*	Management contract or compensatory arrangement.

†	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-73858) filed with the Securities and Exchange Commission on November 21, 2001.